                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 29, 2003 accompanying the financial statements incorporated by reference in the Annual Report of Patron Systems, Inc. (the "Company") on Form 10-KSB for the period from inception (April 30,
2002) to December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Form S-8 (File No. 333-102104, effective December 20, 2002).





  /s/ Grant Thornton LLP

  Vienna, Virginia
  March 29, 2003